EXHIBIT A
                                                                       ---------


Certificate No. _____                                                ____ Rights


NOT EXERCISABLE AFTER THE EXPIRATION DATE (AS DEFINED IN THE RIGHTS AGREEMENT REFERRED TO BELOW). THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN RIGHTS AGREEMENT), RIGHTS THAT ARE OR WERE BENEFICIALLY OWNED BY ACQUIRING PERSONS (AS DEFINED IN THE RIGHTS AGREEMENT) OR BY THEIR AFFILIATES OR ASSOCIATES (AS DEFINED IN THE RIGHTS AGREEMENT) OR, IN CERTAIN CIRCUMSTANCES, BY TRANSFERREES OF SUCH ACQUIRING PERSONS OR THEIR AFFILIATES OR ASSOCIATES MAY BECOME NULL AND VOID.

                               RIGHTS CERTIFICATE
                               ------------------


                            PRINTCAFE SOFTWARE, INC.


         This certifies that ______________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms and conditions of the Stockholders Rights Agreement dated as of February 13, 2003 (the "Rights Agreement") between Printcafe Software, Inc., a Delaware corporation (the "Company"), and Mellon Investor Services LLC, a New Jersey limited liability company, as Rights Agent (which term shall include any successor Rights Agent under the Rights Agreement), to purchase from the Company at any time after the Distribution Date and prior to the Expiration Date at the office of the Rights Agent, one half (1/2) of a fully paid and non-assessable share of Common Stock, par value $.0001 per share, of the Company (the "Common Stock"), at the Purchase Price initially of $6.80 per half (1/2) share of Common Stock, upon presentation and surrender of this Rights Certificate with the Election to Purchase and related certificate duly executed. The number of Rights evidenced by this Rights Certificate as set forth above, the number of half (1/2) shares of Common Stock that may be purchased upon exercise thereof as set forth above, and the Purchase Price per half (1/2) share of Common Stock as set forth above shall be subject to adjustment in certain events as provided in the Rights Agreement. Terms defined in the Rights Agreement are used herein with the same meaning unless otherwise defined herein.

         Upon the occurrence of a Section 11(a)(ii) Event or Section 13 Event, if the Rights evidenced by this Rights Certificate are beneficially owned by an Acquiring Person or an Affiliate or Associate of any such Acquiring Person or, under certain circumstances described in the Rights Agreement, a transferee of any such Acquiring Person, Associate or Affiliate, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event or Section 13 Event.

         In certain circumstances described in the Rights Agreement, the Rights evidenced hereby may entitle the registered holder thereof to purchase capital stock of an entity other than the Company or receive common stock, cash or other assets of an entity other than the Company, all as provided in the Rights Agreement.

         This Rights Certificate is subject to all of the terms and conditions of the Rights Agreement applicable to a Right, which terms and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal office of the Company and are available from the Company upon written request.

         This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company under certain circumstances at its option at a redemption price of $0.001 per Right, payable at the Company's option in cash or other securities or property of the Company, subject to adjustment for certain events as provided in the Rights Agreement.

         No fractional shares of Common Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions that are integral multiples of one half of a share of Common Stock), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Stock or of any other securities that may at any time be issuable upon the exercise hereof; nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

         This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the signature of the proper officers of the Company and its corporate seal. Dated as of _________, ____.


ATTEST:                                PRINTCAFE SOFTWARE, INC.


By                                     By
   ----------------------------           ----------------------------
   Name:                                  Name:
   Title:                                 Title:


Countersigned:


MELLON INVESTOR SERVICES LLC,
   as Rights Agent


By
   ----------------------------
   Name:
   Title:

                      [Reverse Side of Rights Certificate]



                               FORM OF ASSIGNMENT
                               ------------------

                        (To be executed by the registered
                          holder if such holder desires
                      to transfer the Rights Certificate.)


FOR VALUE RECEIVED
                  -----------------------------------------------------------
hereby sells, assigns and transfers unto
                                        -------------------------------------

-----------------------------------------------------------------------------
(Please print name and address of transferee)

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this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:______________

                                       ------------------------------------
                                       Signature


Signature Guaranteed:

                                   CERTIFICATE
                                   -----------


         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:
      ------------------------------   -----------------------------------
                                       Signature


Signature Guaranteed:


                     ---------------------------------------


                                     NOTICE
                                     ------


         The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

         Signatures must be guaranteed by an approved eligible financial institution acceptable to the Rights Agent in its sole discretion or by a participant in the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange Medallion Program.

         In the event the certification set forth above is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Rights Certificates issued in exchange for this Rights Certificate.

                          FORM OF ELECTION TO PURCHASE
                          ----------------------------

                        (TO BE EXECUTED IF THE REGISTERED
                           HOLDER DESIRES TO EXERCISE
                  RIGHTS REPRESENTED BY THE RIGHTS CERTIFICATE)


To:  PRINTCAFE SOFTWARE, INC.

         The undersigned hereby irrevocably elects to exercise _______________ Rights represented by this Rights Certificate to purchase the half (1/2) shares of Common Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person or such other property as may be issuable upon the exercise of the Rights) and requests that certificates for such half (1/2) shares of Common Stock (or such other securities) be issued in the name of and delivered to:

-----------------------------------------------------------------------------
(Please print name and address

-----------------------------------------------------------------------------

Please insert social security
or other identifying number:
                            -------------------------------------------

         If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

-----------------------------------------------------------------------------
(Please print name and address


-----------------------------------------------------------------------------
Please insert social security
or other identifying number:
                            -------------------------------------------


Dated:
        -----------------


                                      ---------------------------------
                                      Signature


Signature Guaranteed:

                                   CERTIFICATE
                                   -----------


         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not beneficially owned by an Acquiring Person or an Affiliate or an Associate thereof (as defined in the Rights Agreement); and

         (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof.

Dated:
      ------------------------------   -----------------------------------
                                       Signature


Signature Guaranteed:


                     ---------------------------------------


                                     NOTICE
                                     ------


         The signature in the foregoing Election to Purchase and Certificate must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

         Signatures must be guaranteed by an approved eligible financial institution acceptable to the Rights Agent in its sole discretion or by a participant in the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange Medallion Program.

         In the event the certification set forth above is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Rights Certificates issued in exchange for this Rights Certificate.